UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 25, 2004

MEDICAL DISCOVERIES, INC.

(Exact name of registrant as specified in charter)

Utah	0-12627	87-0407858

(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		No.)

738 Aspenwood Lane
Twin Falls, Idaho 83301
(208) 736-1799

(Address of Principal Executive Offices and Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 4.01 Changes in Registrant’s Certifying Accountant.

Effective as of October 25, 2004, Balukoff, Lindstrom & Co., P.A. was dismissed as independent accountants of Medical Discoveries, Inc. (the “Company”).

Neither Balukoff, Lindstrom & Co., P.A.’s report on the Company’s financial statements for the year ended December 31, 2003, nor its report for the year ended December 31, 2002, contained an adverse opinion or a disclaimer of opinion, and neither report was qualified or modified as to uncertainty, audit scope or accounting principles, except that both reports were modified as to uncertainty regarding the ability of the company to continue as a going concern.

The decision to change accountants was recommended and approved by the Company’s Board of Directors.

During the years ended December 31, 2003 and December 31, 2002, and the subsequent interim periods through October 25, 2004, there were no disagreements with Balukoff, Lindstrom & Co., P.A. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Balukoff, Lindstrom & Co., P.A., would have caused Balukoff, Lindstrom & Co., P.A. to make reference to the subject matter of the disagreement in connection with its report.

The Company has requested that Balukoff, Lindstrom & Co., P.A. furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the foregoing statements. A copy of such letter, dated October 29, 2004, is filed herewith as Exhibit 16.

Effective as of October 25, 2004, the Company engaged Hanson, Barnett & Maxwell, P.C. as its independent accountant.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit 16	Letter from Balukoff, Lindstrom & Co., P.A. to the Securities and Exchange Commission dated October 29, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MEDICAL DISCOVERIES, INC.
/s/ Judy M. Robinett
Judy M. Robinett
Date: October 29, 2004	President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit
Number	Description of Exhibit
16	Letter from Balukoff, Lindstrom & Co., P.A. to the Securities and Exchange Commission dated October 29, 2004.